Exhibit 99.1

For Immediate Release

April 8, 2008

SendTec Announces 2007 Results

ST. PETERSBURG, Fla.—(BUSINESS WIRE)—SendTec, Inc. (OTCBB:SNDN) (“SendTec”), a Multichannel, Integrated Marketing Company, today announced its results of operations for the 12 months ending December 31, 2007.

SendTec announced its fiscal year 2007 net revenue reached record levels of $16.0 million, which represented $63.9 million in gross client billings. SendTec’s fiscal year 2007 net revenue increased $1.1 million or $7.4% over fiscal year 2006 net revenue. Net revenue growth in 2007 was primarily driven by SendTec’s Search Engine Marketing Services which generated net revenue of $5.1 million in 2007, a 173% increase over 2006. SendTec’s net revenue consists of gross client billings less pass-through charges and expenses paid to media providers and third party vendors.

The Company’s Annual Report on Form 10-KSB for the twelve-month period ending December 31, 2007 filed with the SEC excludes for fiscal year 2006 an approximate one month period prior to the Company’s acquisition of 100% of SendTec Acquisition Corp. which occurred on February 3, 2006. As such, the results of operations for 2006 presented in the Company’s Form 10-KSB reflect only eleven months of activity for SendTec Acquisition Corp. as compared to twelve months of activity for 2007.

Paul Soltoff Chairman and CEO stated: “This past year proved to be a very challenging and interesting year for SendTec. Our continued net revenue growth can in part be attributed to the hard work of our management team and dedicated employees. Our recently completed recapitalization should provide us with the stability necessary to focus on growing our business and providing our existing clients with the service they expect. I look forward to the remainder of 2008 and beyond.”

About SendTec, Inc.

SendTec is a leading customer acquisition ad agency with expertise in multi-channel integrated direct marketing, online and offline. The company builds and leverages technology as an integral part of growing its clients’ businesses. Search engine marketing, direct response television and lead generation are the company’s unique specialties. SendTec is headquartered in St. Petersburg, Florida, with an office in New York City and account representatives serving its clients across the U.S. For more information, go to www.sendtec.com.

Caution Concerning Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof, or comparable terminology, are intended to identify forward-looking statements which include, but are not limited to, statements concerning our expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. SendTec’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. The statements that are not historical facts contained in this press release are “forward-looking statements” that involve certain risks and uncertainties, including, but not limited to, risks associated with the uncertainty of future financial results, additional financing requirements, change in marketing services mix, adoption of new accounting and reporting methods to report on our various marketing services offerings, development of new products or services, the effectiveness, probability and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending or future legislation and regulation on the electronic marketing industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed in SendTec’s filings with the Securities and Exchange Commission. Any statements regarding optimism about future periods are “forward-looking statements.”

Contact Information

SendTec, Inc., St. Petersburg

Donald Gould Jr., 727-576-6630 x 140

Chief Financial Officer

http://www.SendTec.com